EXHIBIT 21

LIST OF SUBSIDIARIES OF
WINLAND ONLINE SHIPPING HOLDINGS CORPORATION
(AS OF DECEMBER 31, 2009):

I. Subsidiaries (Holding Companies):

1.	Skyace Group Limited, a company organized under the laws of British Virgin Islands on September 22, 2006.
2.	Plentimillion Group Limited, a company organized under the laws of British Virgin Islands on July 5, 2006
3.	Best Summit Enterprises Limited, a company organized under the laws of British Virgin Islands on November 30, 2006.
4.	Wallis Development Limited, a company organized under the laws of Hong Kong on December 9, 2006.
5.	Beijing Huate Xingye Technology Limited, a company registered in the People’s Republic of China on March 18, 2008.

II. Subsidiaries of Plentimillion Group Limited (Transportation and Chartering):
1.	Shipping Co., Ltd., a company organized under the laws of Hong Kong on August 11, 2000.
2.	Kinki International Industrial Limited, a company organized under the laws of Hong Kong on May 2, 2006.
3.	Bestline Shipping Limited, a company organized under the laws of Hong Kong on January 27, 1994.
4.	Lancrusier Development Co., Limited, a company organized under the laws of Hong Kong on July 11, 1995.
5.	Win Star Shipping Co., Ltd., a company organized under the laws of St. Vincent and the Grenadines on June 21, 2000
6.	Bodar Shipping Co., Ltd., a company organized under the laws of SVG on January 7, 2004
7.	Winland Dalian Shipping S.A., a company organized under the laws of Panama and registered in Hong Kong on June 8, 2005
8.	Treasure Way Shipping Limited, a company organized under the laws of Hong Kong on May 27, 2002
9.	Win Eagle Shipping Co., Ltd., a company organized under the laws of Malta on July 29, 2002
10.	Win Bright Shipping Co., Ltd. a company organized under the laws of Malta on February 8, 2002
11.	Win Ever Shipping Co., Ltd., a company organized under the laws of Malta on February 8, 2002
12.	Win Glory S.A., a company organized under the laws of Panama and registered in Hong Kong on April 2, 2003
13.	Win Moony Shipping Co., Ltd., a company organized under the laws of Malta on September 26, 2003
14.	Win Grace Shipping Co., Ltd., a company organized under the laws of Malta on September 4, 2003
15.	Win Hope Shipping Co., Ltd., a company organized under the laws of Malta on June 14, 2001
16.	Bodar Shipping S.A., a company incorporated and registered in Panama on February 12, 2009
17.	Win Moony Shipping S.A., a company incorporated and registered in Panama on April 30, 2009
18.	Bao Shun Shipping S.A., a company incorporated and registered in Panama on June 10, 2009
19.	Winland International Shipping Co., Limited, a company incorporated and registered in Hong Kong on August 27, 2009

III. Variable Interest Entities (Shipping Agency, Freight Forwarding and Online Services):

1.	Dalian Winland International Shipping Agency Co., Ltd, a company incorporated under the laws of the PRC on December 5, 2002
2.	Dalian Winland International Logistic Co., Ltd, a company incorporated under the laws of PRC on July 28, 2003
3.	Dalian Shipping Online Network Co., Ltd , a company incorporated under the laws of PRC on February 20, 2003